UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 5, 2009

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 8.01 OTHER EVENTS

Mill Commissioning

The company advises that the new ARCOPLATE manufacturing plant specifically designed to produce extra thick (up to 20/11mm) and super alloy wear plate has been commissioned and has commenced production.

The new mill is the only one in the world capable of producing a bi-metallic fused  super alloy wear plate in a thickness of application of up to 20 mm (just over ¾ of an inch) in a single continuous casting operation.

The conventional method used to produce a hard surface overlay is by a welding method which can only achieve a weld surface which at best is ¼ inch or 6mm thick in a single pass and is flawed with major quality technical limitations.

The new AYSI new technology has overcome all the known technical difficulties and is capable of fusing 20mm or super wear resistant alloy onto a ½ inch or 12mm steel backing plate.

This is a significant technological breakthrough which should see this plate be specified consistently in new mining projects and become the norm for replacements in upgrades for existing mining operations.

Mr. G Kostecki C. E. O. of the company is very encouraged with the strong interest being shown by all the major producers who have seen the test samples and the technical reports and predicts a large future demand for the product.

Mr. Kostecki was responsible for the technical innovation and development of the new process and alloy formulation.

These reports have been carried out by independent laboratories.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: August 5, 2009	By:	/s/ Alan Winduss

Alan Winduss
Chief Financial Officer